Exhibit 99.1

FOR IMMEDIATE RELEASE

Inogen Names Kristin Caltrider as Chief Financial Officer

Goleta, California, March 4, 2022 — Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced the appointment of Kristin Caltrider as EVP & Chief Financial Officer, effective March 21, 2022. Ms. Caltrider succeeds Mike Sergesketter, who joined the Company as interim CFO in December 2021, and will remain with Inogen through June 24, 2022 to facilitate a smooth transition.

Nabil Shabshab, President and Chief Executive Officer of Inogen, said, “Kristin is a proven executive who brings deep experience in leading the financial operations of healthcare businesses. She has a clear track record of partnering cross functionally to successfully develop strategic plans and execute against a clear set of financial and business goals to add scale and drive profitable growth. The Board and I are thrilled that she is joining us at such a pivotal time, as we work to continue the transformation of Inogen into a respiratory care MedTech leader, with durable performance and profitability.”

Ms. Caltrider said, “Inogen is on a great trajectory and it’s an exciting time to join the Company. Inogen has a wealth of talent and a clear opportunity to build on its strong platform and drive value for patients and investors alike. I look forward to working with the Board, Nabil and the rest of the management team to execute on the strategic plan and work to position the Company for sustainable, long-term growth.”

Mr. Shabshab continued, “I want to thank Mike for his steady support during our search process for a CFO – I am grateful for his willingness to come out of retirement to support Inogen and for bringing his experience and discipline to bear which we have benefited from greatly.”

Kristin A. Caltrider Biography

Ms. Caltrider joins Inogen from Quidel Corporation, a provider of rapid diagnostic testing solutions, cellular-based virology assays and molecular diagnostic systems listed on NASDAQ, where she most recently served as Vice President of Finance since June 2014. In this role, Ms. Caltrider oversaw global Finance and Accounting functions, which included all aspects of transactional and technical accounting, tax and treasury, financial planning and analysis, cash management and forecasting, finance-related M&A activities as well as global analytics, and sales operations. While in that role, she helped the company aggressively scale its manufacturing capacity and significantly expand revenue and profitability.   Ms. Caltrider first joined Quidel in

2007, where she held roles of increasing responsibility. Prior to joining Quidel, Ms. Caltrider spent almost four years at Life Technologies (now Thermo Fisher), where she held a number of positions. Ms. Caltrider graduated from California Lutheran University with a bachelor’s degree in Business Administration, and also holds an MBA from the University of San Diego.

About Inogen

We are a medical technology company offering innovative respiratory products for use in the homecare setting. We primarily develop, manufacture and market innovative portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements with respect to the announced changes to management; statements concerning or implying Inogen’s future financial performance; statements regarding Inogen’s goals and potential, including the potential for Inogen to achieve durable performance and profitability; the ability of management personnel to contribute to the execution of Inogen’s strategic plans and goals; and the ability of Inogen to achieve sustainable, long-term growth. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks related to its announced management and organizational changes, and risks arising from the possibility that Inogen will not realize anticipated future financial performance or strategic goals. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2021, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Investor and Media Contacts

Bryan Locke, Mike DeGraff, Gabriella Coffey

ir@inogen.net